FIRST AMENDMENT TO ACQUISITION AGREEMENT

This FIRST AMENDMENT TO ACQUISITION AGREEMENT amends the Acquisition Agreement, dated as of August 16, 2012, made by and among SurePure Investment Holding AG and SurePure Holding South Africa (Pty) Ltd. (the “Acquisition Agreement”).

The parties to the Acquisition Agreement hereby agree to amend the Acquisition Agreement as follows:

1.	The date December 31, 2012 referenced in Section 3.1 is hereby amended to read March 31, 2013.

2.	The date December 31, 2012 referenced in Section 6 is hereby amended to read March 31, 2013.

3.	In all other respects the Acquisition Agreement shall remain unamended and in full force and effect between the parties.

IN WITNESS WHEREOF, the Parties have signed this First Amendment to Acquisition Agreement as of November 26, 2012.

SUREPURE INVESTMENT HOLDING AG		SUREPURE HOLDINGS SOUTH AFRICA (PTY) LIMITED

By	/s/ Stephen Robinson	By	/s/ Guy Kebble
	S M Robinson (Director)	G R Kebble (Director)